Exhibit 99.2

For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS ACQUIRES OPERATING PARTNER INTERNATIONAL

FREIGHT SYSTEMS OF OREGON

BELLEVUE, Wash., January 2nd, 2013 - Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today announced it has acquired operating partner International Freight Systems (IFS) of Oregon, a privately-held company based in Portland, Oregon, that has operated its airfreight division under the Company's Airgroup brand since January of 2007.  The Company structured the transaction similar to its previous acquisitions with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operation.

Originally founded in 1985 and operated by Bob and Julie Hansen, IFS is a licensed and bonded Ocean Transport Intermediary (OTI) under the Federal Maritime Commission and well recognized for its ocean freight forwarding expertise and in-depth industry knowledge and support of the forest products industry common throughout the Pacific Northwest. Over the years IFS has broadened its service offering and in 2007 began a focused effort to expand and diversify its airfeight operations through its affiliation with the Company’s Airgroup network. Post-closing, Radiant will continue to maintain the International Freight Systems brand in support of the specialized ocean freight forwarding requirements of the pulp, paper and wood products industry while the legacy IFS airfreight business historically operated as Airgroup will be rebranded as Radiant Global Logistics consistent with Radiant’s other company-owned operations. Leveraging their 65 years of combined experience in servicing a diversified base of domestic and international customers both Bob and Julie Hansen will continue in leadership roles with IFS and Radiant’s station in Portland, Oregon.

Founder of IFS, Bob Hansen, commented: "Through years of dedicated services, our entire Portland team has developed some very strong relationships with our customers, vendors and associates around the globe. Our customers have always remained our top priority whether they were here in the United States or abroad and this philosophy has been key to our success. Back in 2007 we were looking to align ourselves with a partner who shared our passion for the business. We found that, and so much more with Radiant. As a partner and shareholder, it has been exciting to watch and be a part of the building momentum of the Radiant network. The entire Radiant team has – in short – done what they said they were going to do: provide an environment that allowed us to build our business, share in the value creation opportunity as shareholders and transition our business in a way that met our own personal goals while ensuring that the interests of our customers and employees were taken into consideration. Radiant has a real appreciation for the needs of the local owner/entrepreneur and a clear and achievable plan for building a world-class logistics organization. I believe their value proposition will continue to attract and bring value to a great number of logistics entrepreneurs going forward and I am looking forward to their continued success."

"The IFS transaction and our long-standing partnership with Bob and Julie are indicative of the continuing evolution of Radiant Logistics," remarked Radiant's Founder and CEO, Bohn Crain. "We launched Radiant in January of 2006 with the goal of bringing value to logistics entrepreneurs who would benefit from our unique value proposition with the immediate opportunity to become shareholders and share in the value that they were helping to create and the longer-term opportunity to take advantage of the built-in exit strategy available to them when participating in our network. It is almost six years to the day when we first welcomed Bob and Julie to the network.  We are very proud to be able to support them in this transaction and help them reach their own individual goals. We look forward to working with them, with the benefit of our extensive North American footprint, to build upon their great reputation throughout the forest products industry and further accelerate the build-out of our own operating capabilities here in the Pacific Northwest with the added flexibility of company-owned operations now in both Portland and Seattle."

About Radiant Logistics: (NYSE MKT: RLGT)

Radiant Logistics (www.RadiantDelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and exclusive agent offices across North America.  The company operates under the Radiant, Airgroup, Adcom, and DBA brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC"), copies of which are available from the SEC or may be obtained upon request from the Company.

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